Exhibit 10.2

September  9, 2012

Gabe Dalporto

Tree.com

Dear Gabe,

This letter confirms our understanding that in the event your employment with Tree.com, Inc. or any of its subsidiaries (collectively, the “Company”) is terminated by the Company for a reason other than (i) Cause (as defined below) or (ii) unacceptable performance (as such may be determined by the Company in its sole discretion, provided that such performance shall be reasonably documented by the Company), the Company will pay you severance pay in an amount equal to the sum of six (6) months of your annual base salary upon your executing a waiver & release document provided by the Company.  This severance will be paid on regularly scheduled pay dates for six (6) months following the effective date of the waiver & release and will be discontinued should you find other employment.

“Cause” shall mean gross negligence in carrying out your duties for the Company or any breach of fiduciary duties to the Company, conviction of, or plea of guilty or no contest to any felony, any act of fraud or embezzlement, material violation of a Company policy or any unauthorized use or disclosure of confidential information or trade secrets of the Company or its affiliates, or failure to cooperate in any Company investigation.

Sincerely,

/s/ Claudette Hampton

Claudette Hampton
Senior Vice President, Human Resources & Administration